Exhibit 99.1

Weyerhaeuser Company Announces Early Tender Results and Upsize of Previously Announced Cash Tender Offers

March 9, 2022

SEATTLE, March 9, 2022 /PRNewswire/ — Weyerhaeuser Company (NYSE: WY) (“Weyerhaeuser,” “we” or “our”) today announced the early results of its previously announced cash tender offers (each, an “Offer” and collectively, the “Offers”) for its validly tendered (and not validly withdrawn) notes set forth below (the “Notes”). In connection therewith, Weyerhaeuser further announced that it is amending the Offers to increase the maximum aggregate purchase price, not including accrued and unpaid interest, payable in respect of the Notes (the “Offer Cap”) from the previously announced amount of $1.0 billion to $1.2 billion. The Offers are being made pursuant to an Offer to Purchase, dated February 23, 2022, as amended by this press release (the “Offer to Purchase”), which sets forth a description of the terms of the Offers. Except for the increase in the Offer Cap as described in this press release, no other terms of the Offers have changed.

The following table sets forth the aggregate principal amount tendered of the Notes that were validly tendered and not validly withdrawn in the Offers as of 5:00 p.m., New York City time, on March 8, 2022 (the “Early Tender Time”). Withdrawal rights for the Offers expired at 5:00 p.m., New York City time, on March 8, 2022 (the “Withdrawal Deadline”), and, accordingly, any Notes that were validly tendered in the Offers may no longer be withdrawn except where additional withdrawal rights are required by law.

Acceptance Priority Level(1)	Title of Security	CUSIP Number	Outstanding Principal Amount	Reference U.S. Treasury Security(2)	Fixed Spread (Basis Points)	Aggregate Principal Amount Tendered
1	8.500% Debentures due 2025	962166AT1	$300,000,000	1.500% UST due 2/15/2025	+30	160,900,000
2	7.950% Debentures due 2025	962166AU8	$136,033,000	1.500% UST due 2/15/2025	+45	64,720,000
3	7.850% Debentures due 2026	969133AK3	$99,899,000	1.500% UST due 1/31/2027	+55	40,327,000
4	7.125% Debentures due 2023	962166AS3	$191,089,000	0.875% UST due 1/31/2024	+5	72,986,000
5	7.375% Debentures due 2032	962166BR4	$1,250,000,000	1.875% UST due 2/15/2032	+120	825,597,000
6	7.350% Debentures due 2026	969133AJ6	$62,312,000	1.500% UST due 1/31/2027	+55	32,046,000
7	6.950% Debentures due 2027	962166AW4	$300,000,000	1.500% UST due 1/31/2027	+60	116,137,000
8	6.875% Debentures due 2033	962166BT0	$275,000,000	1.875% UST due 2/15/2032	+135	168,164,000
9	4.000% Notes due 2030(3)*	962166BY9	$750,000,000	1.875% UST due 2/15/2032	+103	473,061,000
10	4.000% Notes due 2029(3)*	962166BX1	$750,000,000	1.875% UST due 2/15/2032	+93	375,437,000

(1)

Weyerhaeuser is offering to accept the maximum principal amount of validly tendered (and not validly withdrawn) Notes in the Offer for which the aggregate purchase price, not including accrued and unpaid interest, does not exceed $1.2 billion using a “waterfall” methodology under which Weyerhaeuser will accept the Notes in order of their respective acceptance priority levels noted in the table above (the “Acceptance Priority Levels”).

(2)

The applicable page on Bloomberg from which the Lead Dealer Managers (as defined below) for the Offers will quote the bid side prices of the applicable Reference Treasury Security (as defined below) is FIT1. The Total Consideration (as defined below) for Notes validly tendered (and not validly withdrawn) prior to or at the Early Tender Time and accepted for purchase is calculated using the applicable fixed spread as described in the Offer to Purchase. The Early Tender Premium (as defined below) of $50 per $1,000 principal amount is included in the Total Consideration for each series of Notes set forth above and does not constitute an additional or increased payment. Holders of Notes will also receive accrued and unpaid interest on Notes accepted for purchase up to, but excluding, March 10, 2022 (the “Early Settlement Date”).

(3)

Denotes a series of Notes for which the Notes were issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The remaining series of Notes were issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

*

Denotes a series of Notes for which the calculation of the applicable Total Consideration may be performed, subject to market practice, using the present value of such Notes as determined at the Price Determination Time (as defined below), as if the principal amount of Notes had been due on the applicable Par Call Date (as defined in the Offer to Purchase) of such series rather than the maturity date.

The consideration to be paid for the Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Offers will be determined at 10:00 a.m., New York City time, on March 9, 2022 (the “Price Determination Time”), in the manner described in the Offer to Purchase by reference to a fixed spread for each of the Notes over the applicable yield to maturity of the applicable U.S. Treasury Security (the “Reference Treasury Security”) specified in the table above and on the cover page of the Offer to Purchase in the column entitled “Reference U.S. Treasury Security.” Each holder who validly tendered and did not validly withdraw its Notes at or prior to the Early Tender Time and whose Notes are accepted for purchase will be entitled to receive the applicable “Total Consideration,” which includes an early tender premium of $50 per $1,000 principal amount of Notes so tendered and accepted for purchase (the “Early Tender Premium”). The Early Tender Premium will be included in the Total Consideration for each series of Notes, and will not constitute an additional or increased payment. In addition, in each case, holders whose Notes are accepted for purchase will receive accrued and unpaid interest on their Notes up to, but excluding, the Early Settlement Date, payable on the Early Settlement Date. None of the Offers is conditioned on any of the other Offers or upon any minimum principal amount of Notes of any series being tendered.

Weyerhaeuser expects to issue a press release on March 9, 2022 announcing the Total Consideration payable in connection with the Offers.

Weyerhaeuser expressly reserves the right, in its sole discretion, subject to applicable law, to: (i) terminate any or all of the Offers and not accept for purchase any of the Notes not theretofore accepted for purchase in the terminated Offer or Offers; (ii) waive any and all of the conditions to the Offers on or prior to the time the Notes are accepted for purchase in any or all of the Offers; (iii) accept for purchase and pay for all Notes validly tendered at or before the Early Tender Time and not validly withdrawn at or before the Withdrawal Deadline in any or all of the Offers; (iv) to keep any or all of the Offers open or extend the Early Tender Time, Withdrawal Deadline or time in which the Offers are scheduled to expire to a later date and time; (v) increase or decrease the Offer Cap or change the Acceptance Priority Levels; or (vi) otherwise amend the terms and conditions of the Offers.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Offers are being made solely pursuant to the terms and conditions set forth in the Offer to Purchase.

BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are serving as Lead Dealer Managers for the Offers (each, a “Lead Dealer Manager” and together, the “Lead Dealer Managers”) and MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC are serving as co-dealer managers for the Offers. Questions regarding the Offers may be directed to BofA Securities at (888) 292-0070 (toll free) or (980) 387-3907 (collect), to Goldman Sachs at (800) 828-3182 (toll free) or (212) 357-1452 (collect), to J.P. Morgan at (866) 834-4666 (toll free) or (212) 834-3822 (collect) or to Morgan Stanley at (800) 624-1808 (toll free) or (212) 761-1057 (collect). Requests for the Offer to Purchase or the documents incorporated by reference therein may be directed to D.F. King & Co., Inc., which is acting as the Tender Agent and Information Agent for the Offers, at wy@dfking.com or the following telephone numbers: banks and brokers at (212) 269-5550; all others toll free at (800) 431-9646.

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world’s largest private owners of timberlands, began operations in 1900. We own or control approximately 11 million acres of timberlands in the U.S. and manage additional timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood products in North America. Our company is a real estate investment trust. In 2021, we generated $10.2 billion in net sales and employed approximately 9,200 people who serve customers worldwide. Our common stock trades on the New York Stock Exchange under the symbol WY.

FORWARD-LOOKING STATEMENTS

This news release contains statements concerning our future results and performance and other matters that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements use forward-looking terminology; are based on our current expectations and various assumptions we make; and may not be accurate because of risks and uncertainties surrounding the realization of our expectations and the assumptions that we make. Factors listed in this section—as well as other factors not described—may cause our actual results to differ significantly from our forward-looking statements. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events anticipated by our forward-looking statements will occur, or if any of the events occur, there is no guarantee what effect they will have on our operations, cash flows, or financial condition. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise the forward-looking statements, whether because of new information, future events or otherwise, contained in any document after the date of such document, unless required by law. Some forward-looking statements discuss our plans, strategies and intentions. They often involve use of words such as expects, may, should, will, believes, anticipates, estimates, projects, intends, plans, targets or approximately, or similar words or terminology. In addition, these words may use the positive or negative or other variations of those and similar words.

Forward-looking statements may include, among other things, statements with respect to our expected future financial and operating performance; our plans, strategies, intentions and expectations; our operational excellence and other strategic initiatives, including those pertaining to operating and other costs, product development and production; estimated taxes and tax rates; future debt payments; future restructuring charges; expected results of litigation and other legal proceedings and contingent liabilities, and the sufficiency of litigation and other contingent liability reserves; expected uses of cash, including future quarterly and supplemental dividends and share repurchases; expected capital expenditures; expected economic conditions, including markets, pricing and demand for our products; laws and regulations relevant to our businesses and our expectations relating to pension contributions, returns on invested pension plan assets and expected benefit payments. We base our forward-looking statements on a number of factors, including the expected effect of the economy; laws and regulations; projected expenditures for environmental remediation obligations; adverse litigation outcomes and the adequacy of reserves; changes in accounting principles; contributions to pension plans; projected benefit payments; projected tax rates and credits; projected reduction in our emissions and other related matters.

Major risks and uncertainties, and assumptions that we make, that affect our business and may cause actual results to differ materially from the content of these forward-looking statements include, but are not limited to:

•

the effect of general economic conditions, including employment rates, interest rate levels, inflation, housing starts, general availability of financing for home mortgages and the relative strength of the U.S. dollar;

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the effect of COVID-19 and other viral or disease outbreaks, including but not limited to any related regulatory restrictions or requirements, and their potential effects on our business, results of operations, cash flows, financial condition and future prospects;

•

market demand for our products, including market demand for our timberland properties with higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;

•	changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Japanese yen, the Chinese yuan, and the Canadian dollar, and the relative value of the euro to the yen;

•	restrictions on international trade and tariffs imposed on imports or exports;

•	the availability and cost of shipping and transportation;

•	economic activity in Asia, especially Japan and China;

•	performance of our manufacturing operations, including maintenance and capital requirements;

•	potential disruptions in our manufacturing operations;

•	the level of competition from domestic and foreign producers;

•	the successful execution of our internal plans and strategic initiatives, including restructuring and cost reduction initiatives;

•

the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals or the occurrence of any event, change or other circumstances that could give rise to a termination of any acquisition or divestiture transaction under the terms of the governing transaction agreements;

•	raw material availability and prices;

•	the effect of weather;

•	changes in global or regional climate conditions and governmental response to such changes;

•	the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;

•	energy prices;

•	transportation and labor availability and costs;

•	federal tax policies;

•	the effect of forestry, land use, environmental and other governmental regulations;

•	legal proceedings;

•	performance of pension fund investments and related derivatives;

•	the effect of timing of employee retirements and changes in the market price of our common stock on charges for share-based compensation;

•	the accuracy of our estimates of costs and expenses related to contingent liabilities and the accuracy of our estimates of charges related to casualty losses;

•	changes in accounting principles; and

•

other factors described in the “Risk Factors” sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as those set forth from time to time in our other public statements, reports, registration statements, prospectuses, information statements and other filings with the U.S. Securities and Exchange Commission.

For more information contact:

Analysts – Andy Taylor, 206-539-3907

Media – Nancy Thompson, 919-861-0342

SOURCE Weyerhaeuser Company